PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-43142

1,000,000,000 Depositary Receipts
Wireless HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Wireless HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Crown Castle International Corp.	CCI	4	NYSE
Deutsche Telekom AG *	DT	18.48	NYSE
LM Ericsson Telephone Company *	ERIC	14.80	NASDAQ
Embarq Corporation	EQ	1.54	NYSE
FairPoint Communications, Inc.	FRP	0.32	NYSE
Motorola, Inc.	MOT	41	NYSE
NexCen Brands Inc.	NEXC	1	NASDAQ
Nokia Corp. *	NOK	23	NYSE
Qualcomm Incorporated	QCOM	26	NASDAQ
Research In Motion Limited	RIMM	12	NASDAQ
RF Micro Devices, Inc.	RFMD	4	NASDAQ
SK Telecom Co., Ltd. *	SKM	17	NYSE
Sprint Nextel Corporation	S	30.78	NYSE
United States Cellular Corporation[1]	USM	1	NYSE
Verizon Communications Inc.	VZ	17	NYSE
Vivo Participacoes	VIV	3	NYSE
Vodafone Group p.l.c. *	VOD	18.38	NYSE
Windstream Corporation	WIN	1.11	NYSE

*  The securities of these non-U.S. companies trade in the United States as American Depositary Receipts.  Please see “Risk Factors” and “United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is September 30, 2008.

1           Effective September 15, 2008, United States Cellular Corporation changed its primary listing from AMEX to NYSE.